Exhibit 23(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 48 to File No. 33-84762; Amendment No. 51 to File No. 811-08648) of WT Mutual Fund of our reports dated August 26, 2009 with respect to the Short/Intermediate Term Bond Fund, Broad Market Bond Fund, Municipal Bond Fund, Prime Money Market Fund, U.S. Government Money Market Fund, and Tax-Exempt Money Market Fund, and our reports dated August 28, 2009 with respect to the Aggressive Asset Allocation Fund, Conservative Asset Allocation Fund, Multi-Manager Large Cap Fund, Multi-Manager International Fund, Multi-Manager Real Asset Fund, and Small-Cap Strategy Fund, included in the 2009 Annual Reports to shareholders.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 22, 2009